SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): January 14, 2000

                      EDUCATIONAL VIDEO CONFERENCING, INC.

             (Exact name of registrant as specified in its charter)

             DELAWARE                   001-14827              06-1488212
             --------                   ---------              ----------
   (State of other jurisdiction        (Commission            (IRS Employer
         of incorporation)             File Number)         Identification No.)

         35 EAST GRASSY SPRAIN ROAD, SUITE 200, YONKERS, NEW YORK 10710
         --------------------------------------------------------------
                    (Address of principal executive offices)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (914) 787-3500
                                                            -------------

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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

          On  January  14,  2000,   registrant's   newly   formed   wholly-owned
subsidiary, Interboro Holding, Inc., acquired all of the outstanding stock of Interboro Institute, Inc. ("Interboro") from Bruce R. Kalisch.

         Interboro's sole business consists of owning and operating Interboro Institute, a two-year college located in New York City, that was founded in 1884. Interboro Institute is currently authorized by the New York State Board of Regents to grant the Associate of Occupational Studies Degree in business administration (accounting and business management), ophthalmic dispensing, paralegal studies, administrative secretarial arts (executive, legal, correspondence or medical secretary) and security services and management. It also offers a concentration in computer technology in its business management program. Most of the Interboro Institute's student body consists of non-traditional students who pay their tuition using Federal (Pell) and New York State (TAP) tuition grants.

     The purchase price for the outstanding stock of Interboro is $672,500 plus 50% of Interboro's earnings before interest, taxes, depreciation, and amortization, as determined by registrant's auditors ("EBITDA") during the three fiscal years commencing July 1, 2000 (or January 1, 2001 if registrant changes Interboro's fiscal year to a calendar year). The purchase price is payable out of between 20% and 50% of EBITDA that is allocated first to the fixed and then to the contingent portion of the purchase price. Any earned and unpaid contingent portion becomes payable in eight quarterly installments after the fixed portion has been fully paid. Registrant has infused $1,000,000 into Interboro, out of its own funds, for working capital and in order to satisfy certain net worth and other financial requirements. In addition, registrant has agreed to issue to Mr. Kalisch warrants to purchase up to 25,000 shares of registrant's common stock at the rate of 5,000 warrants per year provided Interboro has at least $500,000 of EBITDA for the applicable fiscal year during the five year period commencing July 1, 2001 (or January 1, 2002 if registrant charges Interboro's fiscal year to a calendar year).

     The acquisition will be accounted for under the purchase method of accounting and, accordingly, the results of operations will be included in the financial statements as of the date of the acquisition, and the assets and liabilities will be recorded based upon their fair values at the date of the acquisition. Registrant has allocated the excess purchase price over the fair value of net tangible assets acquired to approximately $580,000 of goodwill, which will be amortized on a straight-line basis over a period of ten years.

     Additional Information regarding Interboro and Interboro Institute is included in the press release filed as Exhibit 99.1 to this report.


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ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  FINANCIAL STATEMENTS
                  --------------------

                  The Financial Statements required by this item are not included in this initial report on Form 8-K and will be filed by amendment not later than 60 days after the date of this report.

                  EXHIBITS
                  --------

                  10.1 Stock  Purchase  Agreement  dated as of January 14,  2000
                       among  Bruce R. Kalisch,  Interboro  Holding,  Inc.   and
                       Interboro Institute, Inc.

                       Schedules (Copies will be provided to the Commission upon request)

                       3.5      -   Consents
                       3.6      -   Compliance with Law
                       3.7      -   Financial Records;  Statements
                       3.9      -   Taxes
                       3.12(a)  -   Inventory  -  Categories of items
                                    exceeding $10,000 in value
                       3.12(b)  -   Equipment
                       3.13     -   Contracts
                       3.14     -   Employees
                       3.15     -   Employee Benefit Plans
                       3.16     -   Insider/Affiliate Arrangements;  Shareholder
                                    Debt
                       3.17     -   Litigation
                       3.18     -   Insurance
                       3.19     -   Absence of Change
                       3.21     -   Intellectual Property Rights
                       3.22(a)  -   Student Enrollment
                       3.23     -   Student Financial Assistance
                       3.25     -   Powers of Attorney and Suretyship

                  10.2     Warrant  Agreement  dated  as  of  January 14,   2000
                           between  Educational  Video Conferencing, Inc.
                           and Bruce R. Kalisch.

                  10.3     Escrow   Agreement  dated   January  14,  2000  among
                           Bruce  R.  Kalisch,   Interboro   Holding,  Inc.  and
                           Fischbein Badillo Wagner Harding.

                  99.1 Press Release of Educational Video Conferencing, Inc. dated January 20, 2000.

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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            EDUCATIONAL VIDEO CONFERENCING, INC.


DATED:  JANUARY 31, 2000                    BY: /s/ Richard Goldenberg
                                               ---------------------------------
                                               Name: Richard Goldenberg
                                               Title: Chief Financial Officer


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